Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Inquiries:	Karen King
Vice President, Investor Relations
847/585-3899

Media Inquiries:	Lynne Baker
Director, Media Relations
847/851-7006

CAREER EDUCATION CORPORATION NAMES

PATRICK W. GROSS TO BOARD OF DIRECTORS

Technology Executive Brings Extensive Management and Governmental Experience to Company’s Board; Demonstrated Commitment to Promoting Quality Education

Hoffman Estates, IL (December 28, 2005) – Career Education Corporation (NASDAQ: CECO) today appointed to its board of directors Patrick W. Gross, 61, founder and former principal executive officer of American Management Systems and founder and chairman of The Lovell Group.  Mr. Gross, who assumes his position immediately, brings to the board significant expertise in business operations, corporate governance, information technology, governmental policy and educational affairs.  Mr. Gross’ appointment follows the appointment last week of Leslie T. Thornton, former chief of staff to the U.S. Secretary of Education, to CEC’s board.  These appointments increase the size of the Company’s board to nine directors, seven of whom are independent.

“Pat’s long career as an information technology innovator, combined with his experience in public affairs and business, will add significant insight and expertise to Career Education as we pursue our long-term strategy of expanding access to quality education and career opportunities in the U.S. and abroad,” said John Larson, Career Education Corporation’s chairman and chief executive officer.

“The addition of Pat Gross and Leslie Thornton to Career Education’s board of directors fulfills our promise to shareholders to appoint two more highly qualified independent directors to our board,” said Tom Lally, chairman of Career Education Corporation’s Nominating and Governance Committee. “These appointments reflect the board’s commitment to appoint directors who possess the experience necessary to advise management in addressing the changing educational landscape and to meet the needs of our students while creating value for our shareholders.  We welcome new insight from Leslie’s and Pat’s unique perspectives and look forward to their contributions.”

Prior to founding The Lovell Group, a business and technology advisory and investment firm based in Washington, D.C., Mr. Gross provided top leadership to virtually every aspect of American Management Systems, Inc. (AMS), a technology company he co-founded in 1970.  During his tenure at AMS, the company grew to $1 billion in revenue with over 7,000 professionals throughout North America and Europe.

Mr. Gross has focused his extensive professional activity in working to shape government and economic policy, and in developing educational opportunities for students in a variety of areas.  Among his many accomplishments, he is co-founder and former chairperson of the World Affairs Council of Washington, D.C., vice chairman of the Council for Excellence in Government, a member of the advisory board of the Stanford Institute for Economic Policy Research, and a trustee of the Aspen Institute.  Mr. Gross also serves as co-chairman of the Trustees Research and Policy Committee of the Committee for Economic Development (CED).

Mr. Gross has long been an advocate for quality education.  He served as vice chairman of Youth for Understanding International Exchange during the 1990s and is a director of the All Kinds of Minds Institute, a non-profit organization assisting students who struggle with learning to find success in school and life.  Mr. Gross currently serves on the board of the D.C. Preparatory Academy charter school; for five years he served on the board of the D.C. Public Charter School Resource Center.  He also served for sixteen years on the board of the Sidwell Friends School.

“For America to remain competitive in the global market, each segment of the education sector must work together with legislators, business and industry to open the door to quality education for everyone in this country,” said Mr. Gross.  “CEC provides important opportunities and fills an educational need unmet by traditional schools. Having spent many years building a global company and working to shape government and international policy, I look forward to assisting CEC in bringing its innovative voice to the debate and in making a positive impact on the future of education and career training.”

Mr. Gross currently serves on the boards of the Capital One Financial Corporation (NYSE), and Mobius Management Systems, Inc.  He has previously served on the boards of five other public companies, and numerous private companies.  He served as chairman of the board of two private equity-owned firms: Baker & Taylor, Inc. and Aegis Communications, Inc.  Mr. Gross attended Cornell University and received a BES from Rensselaer Polytechnic Institute.  He earned an MSE from the University of Michigan, and an MBA in 1968 from the Stanford Graduate School of Business.

About Career Education Corporation

Career Education Corporation (www.careered.com) Career Education Corporation (www.careered.com), through its colleges, schools and universities, offers quality higher education to more than 100,000 students both on-campus and online in a variety of career-oriented disciplines.  CEC reports and discusses its operating results in two separate segments: the Colleges, Schools and Universities segment, which represents the results of the campuses providing education on-ground, and the Online Education Group, which represents the results of its campuses providing education online.

The Colleges, Schools and Universities segment includes more than 70,000 students attending one of 80-plus campuses owned by CEC.  The on-ground campuses are located throughout the U.S., Canada, France, the United

Kingdom, and the United Arab Emirates and offer doctoral degree, master’s degree, bachelor’s degree, associate degree, and diploma programs in the career-oriented disciplines of business studies, visual communication and design technologies, health education, information technology, and culinary arts.

The Online Education Group segment includes more than 30,000 students attending the web-based virtual campuses of either American InterContinental University Online or Colorado Technical University Online.  The online campuses of these two universities collectively offer a variety of degrees in information technology, computer science, business, visual communication, health sciences, criminal justice, and education.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors, that could cause our actual growth, results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission and Justice Department investigations and, class action, derivative, and other lawsuits; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals; costs and difficulties related to the integration of acquired businesses; risks related to our ability to manage and continue growth; future financial and operational results; risks related to competition, general economic conditions, and other risk factors relating to our industry and business, and the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2004, and from time to time in our other reports filed with the Securities and Exchange Commission.

# # # #